Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Form 8-K/A and in the Registration Statement (No. 333-204756) on Form S-8 and in the Registration Statements (No. 333-229154, No. 333-225819 and No. 333-225000) on Form S-3 of SMTC Corporation of our report dated January 22, 2019, with respect to the consolidated financial statements of MC Assembly Holdings, Inc. and Subsidiary, for the years ended December 31, 2017 and 2016.

/s/ RSM US LLP

West Palm Beach, Florida

February 1, 2019